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                                                                     Exhibit 4.3


                              CERTIFICATE OF TRUST

                  The undersigned, the trustees of PCHC Financing I, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C.
Section 3810, hereby certify as follows:

                  (a) The name of the business trust being formed hereby (the "Trust") is "PCHC Financing I."

                  (b) The name and business address of the trustee of the Trust that has its principal place of business in the State of Delaware is as follows:

                                            First Chicago Delaware Inc.
                                            300 King Street
                                            Wilmington, DE  19801


                  (c) This Certificate of Trust shall be effective as of the date of filing.

Dated:            April 2, 1998


                                        /s/Craig P. Keller
                                        ----------------------------------------
                                        Craig P. Keller, as Trustee

                                        /s/James J. Maguire, Jr.
                                        ----------------------------------------
                                        James J. Maguire, Jr., as Trustee

                                        /s/Jack T. Carballo
                                        ----------------------------------------
                                        Jack T. Carballo, as Trustee

                                        FIRST CHICAGO DELAWARE INC.
                                        as Trustee

                                        By:  /s/Michael J. Majchrzak
                                        ----------------------------------------
                                        Name: Michael J. Majchrzak
                                        Title: Vice President